Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 71 to the Registration Statement on Form N-1A of our reports dated February 10, 2012 for Variable Insurance Products Fund: VIP Equity-Income Portfolio and VIP Growth Portfolio; of our report dated February 14, 2012 for VIP Overseas Portfolio; and of our report dated February 15, 2012 for VIP High Income Portfolio on the financial statements and financial highlights included in the December 31, 2011 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts April 16, 2012